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                                                                    Exhibit 1.1

                               PURCHASE AGREEMENT

                                                                 March 17, 1998

NATIONSBANC MONTGOMERY SECURITIES LLC

  As Initial Purchaser
600 Montgomery Street
San Francisco, CA  94111

Ladies and Gentlemen:

                  INTRODUCTORY. Beacon Capital Partners, Inc., a Maryland corporation (the "Company"), proposes to issue and sell to NationsBanc Montgomery Securities LLC (the "Initial Purchaser") an aggregate of 16,781,680 shares (the "Firm Shares") of its common stock, par value $.01 per share (the "Common Stock"). In addition, the Company has granted the Initial Purchaser an option to purchase up to an additional 3,517,194 shares of its Common Stock (the "Option Shares" and, together with the Firm Shares, the "Shares"). The Initial Purchaser intends to sell the Shares to certain "qualified institutional buyers" (as defined herein) and to certain "accredited investors" (as defined herein). Subject to the terms and conditions and representations and warranties set forth herein, NationsBanc Montgomery Securities LLC has agreed to act as the Initial Purchaser in connection with the offering and sale of the Shares.

                  The holders of the Shares will be entitled to the benefits of a registration rights agreement dated as of the First Closing Date (as herein defined) (the "Registration Rights Agreement"), between the Company and the Initial Purchaser, pursuant to which the Company will agree to file, within ninety (90) days following the First Closing Date, a registration statement with the Securities and Exchange Commission (the "Commission") registering the resale of the Shares under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (collectively, the "Securities Act").

                  The Company understands that the Initial Purchaser proposes to make an offering of the Shares on the terms and in the manner set forth herein and in the Offering Memorandum (as defined below) and agrees that the Initial Purchaser may resell, subject to the conditions set forth herein, all or a portion of the Shares to purchasers (the "Subsequent Purchasers") as described in the Final Offering Memorandum (as defined below) at any time after the date of this Agreement. The Shares are to be offered and sold to or through the Initial Purchaser without being registered with the Commission under the Securities Act, in reliance upon exemptions therefrom.

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                  The Company has prepared and delivered to the Initial
Purchaser copies of an Offering Memorandum "subject to completion" dated February 16, 1998 (the "Preliminary Offering Memorandum") and has prepared and will deliver to the Initial Purchaser, on the date hereof or the next succeeding day, copies of the Offering Memorandum dated March 17, 1998 (the "Final Offering Memorandum") describing the terms of the offering of the Shares, each for use by the Initial Purchaser in connection with its solicitation of offers to purchase the Shares. As used herein, the "Offering Memorandum" shall mean, with respect to any date or time referred to in this Agreement, the Preliminary Offering Memorandum, the Final Offering Memorandum, including amendments or supplements thereto, and any exhibits thereto in the most recent form that has been prepared and delivered by the Company to the Initial Purchaser in connection with its solicitation of offers to purchase the Shares. Further, any reference to the Preliminary Offering Memorandum, the Final Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any Additional Issuer Information (as defined in Section 3(g)) furnished by the Company prior to the completion of the distribution of the Shares. This Agreement, the Articles of Incorporation of the Company, the Articles of Incorporation of BCP Sister Corp. (a to-be-formed entity), a Delaware corporation, the Registration Rights Agreement, the Agreement of Limited Partnership of Beacon Capital Partners, L.P., a Delaware limited partnership (the "Operating Partnership") (the "Partnership Agreement"), the Purchase Agreement between the BCP Affiliate (as defined below), the Company and the Operating Partnership, the Employment and Non- Competition Agreement between the Company and each of Messrs. Alan M. Leventhal and Lionel P. Fortin dated as of the First Closing Date (as herein defined), the Stock Incentive Plan and any agreement between any of the Company and the Operating Partnership, which was entered into in connection with the offer and sale of the Shares and Units, are sometimes referred to herein individually as an "Operative Document" and collectively as the "Operative Documents."

                  The Company and the Operating Partnership hereby confirm their agreements with the Initial Purchaser as follows:

                  SECTION 1. REPRESENTATIONS AND WARRANTIES. The Company and the Operating Partnership hereby represent, warrant and covenant to the Initial Purchaser as follows:

                  (a) NO REGISTRATION REQUIRED. It is not necessary in connection with the offer, sale and delivery of the Shares to the Initial Purchaser and to each Subsequent Purchaser, as the case may be, in the manner contemplated by this Agreement and the Offering Memorandum to register the Shares or comply with the prospectus delivery requirements under the Securities Act.

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                  (b) NO INTEGRATION OF OFFERINGS OR GENERAL SOLICITATION. The
Company and the Operating Partnership have not, directly or indirectly, solicited any offer to buy or offered to sell, and the Company, the Operating Partnership, Beacon Capital Participation Plan, L.P., a Delaware limited partnership (the "BCP Affiliate") and the BCP Sister Corp. shall not, directly or indirectly, solicit any offer to buy or offer to sell any security which is or would be integrated with the sale of the Shares. Neither the Company, the Operating Partnership, the BCP Affiliate, the BCP Sister Corp., nor any of their respective affiliates (as such term is defined under Rule 501(b) of the Securities Act and which shall include, without limitation, their respective officers, directors and controlling persons (each, an "Affiliate")), or any person acting on any of their behalf has engaged or will engage, in connection with the offering of the Shares, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

                  (c) ELIGIBILITY FOR RESALE. The Shares (i) are eligible for resale pursuant to Rule 144A, Section 4(1), Section 4(2) or "Section
4(1 1/2)" under the Securities Act, (ii) shall not be, at the Closing Date (as defined below), of the same class as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act") or quoted in a U.S. automated interdealer quotation system or securities of an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940 (the "Investment Company Act").

                  (d) THE OFFERING MEMORANDUM. The Offering Memorandum does not, and at the Closing Date will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading. Each of the Preliminary Offering Memorandum and the Final Offering Memorandum, as of their respective dates, contains all the information specified in, and satisfying the requirements of, subsection (d)(4) of Rule 144A. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchaser's distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Preliminary Offering Memorandum and the Final Offering Memorandum.

                  (e) THE OPERATIVE DOCUMENTS. Each of the Operative Documents has been duly authorized, executed and delivered by, and is a valid and binding agreement of, each of the Company and the Operating Partnership, as applicable, enforceable in accordance with its terms.

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                  (f) AUTHORIZATION OF THE SHARES. The Shares to be purchased by the Initial Purchaser from the Company have been duly authorized for issuance and sale pursuant to this Agreement and the Offering Memorandum and, when issued and delivered by the Company and paid for by the Initial Purchaser pursuant to this Agreement will be validly issued, fully paid and nonassessable.

                  (g) DESCRIPTION OF THE SHARES. The Shares conform in all respects to the statements relating thereto contained in the Offering Memorandum under the caption "Description of Securities." In addition, the Shares contain all legends as described in the Offering Memorandum and required under international, federal and state securities laws.

                  (h) NO MATERIAL ADVERSE CHANGE. Since the respective dates as of which information is given in the Offering Memorandum: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company or the Operating Partnership (any such change is herein referred to as a "Material Adverse Change"); (ii) neither the Company nor the Operating Partnership has incurred any material liability or obligation, indirect, direct or contingent, nor entered into any material acquisition, transaction or agreement; (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or the Operating Partnership on any class of capital stock or interest, or repurchase or redemption by the Company or the Operating Partnership of any class of capital stock or interest; and (iv) no casualty loss or condemnation or other adverse event with respect to any Real Property, Real Estate-Related Assets or Other Assets (as further defined in the Offering Memorandum and, collectively, the "Assets") owned by Company or the Operating Partnership, if any, has occurred.

                  (i) ORGANIZATION AND GOOD STANDING OF THE COMPANY AND THE OPERATING PARTNERSHIP. Each of the Company and the Operating Partnership (i) has been duly incorporated or organized, as applicable, and is validly existing as a corporation or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization; (ii) has corporate or partnership power and authority, as applicable, to own, lease and operate the Assets and to conduct its business as described in the Offering Memorandum; and,
(iii) has the power and authority to enter into and perform its obligations under each Operative Document to which it is a party. Each of the Company and the Operating Partnership is duly qualified as a foreign corporation or partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of the Assets or the conduct of business, except where the failure to so

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qualify would have a material adverse effect on its business. The Company does not own or control, directly or indirectly, any corporation, partnership, association or other entity other than the Operating Partnership. The Company is the sole general partner and a limited partner of the Operating Partnership and immediately following the First Closing Date will own a 1% general partnership interest and all of the outstanding limited partnership interest in the Operating Partnership, other than the limited partnership interest held by the BCP Affiliate. The BCP Affiliate is a limited partner of the Operating Partnership and immediately following the First Closing Date will own the remainder of the limited partner interest in the Operating Partnership which shall not be in excess of $15,000,000. As of the First Closing date, no one else will own an interest in the Operating Partnership.

                  (j) CAPITALIZATION AND OTHER CAPITAL STOCK MATTERS. On the First Closing Date, on a consolidated basis, after giving effect to the issuance and sale of the Shares pursuant hereto and as described in the Offering Memorandum, the Company will have an authorized and outstanding capitalization as set forth in the Offering Memorandum under the caption "Capitalization." All of the outstanding shares of Common Stock, all of the outstanding units of limited partnership interest in the Operating Partnership (the "Units"), and all capital stock or interests of the Company and the Operating Partnership as of the date hereof, have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with applicable federal and state securities laws. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or interests in the Operating Partnership. The description of the Company's stock option plans and the incentive plans and the options or other rights granted thereunder, as set forth in the Offering Memorandum, accurately and fairly describes such plans, options and rights in all material respects.

                  (k) NON-CONTRAVENTION OF EXISTING INSTRUMENTS; NO FURTHER AUTHORIZATIONS OR APPROVALS REQUIRED. Neither the Company, the Operating Partnership, nor any of their respective Affiliates (including, without limitation, senior management of the Company) is in violation of its organizational documents or is in default (or, with the giving of notice or lapse of time, or both, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument or agreement, written or oral, to which the Company or the Operating Partnership, or any of their respective Affiliates (including, without limitation, senior management of the Company) is a party or by which any of them may be bound, or to which any of the Assets of the Company, the Operating Partnership, or any of their respective Affiliates is

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subject, including, without limitation, the Merger Agreement (as defined below)
(each, an "Existing Instrument"). The Company's and the Operating Partnership's execution, delivery and performance of each of the Operative Documents to which it is a party, and the issuance and delivery of the Shares, and consummation of the transactions contemplated hereby and by the Offering Memorandum (i) have been duly authorized by all necessary corporate or partnership action, as the case may be, and will not result in any violation of the provisions of the organizational documents of the Company or the Operating Partnership, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon the Assets of the Company or the Operating Partnership, if any, or any of their respective Affiliates pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company, the Operating Partnership, or any of their respective Affiliates. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the execution, delivery and performance by the Company or the Operating Partnership of any Operative Document or the issuance and delivery of the Shares or consummation of the transactions contemplated hereby, and by the other Operative Documents except (x) such as have been obtained or made by the Company or the Operating Partnership, and are in full force and effect and are attached hereto as SCHEDULE 1, or (y) such as may be required by federal and state securities laws in connection with the obligations under the Registration Rights Agreement or (z) such as may be required by state securities laws in connection with the pre-offer and post-sale filings of the Form D. As used herein, a "Debt Repayment Triggering Event" means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership, or any of their respective Affiliates.

                  (l) NO MATERIAL ACTIONS OR PROCEEDINGS. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's or the Operating Partnership's knowledge, threatened (i) against or affecting the Company or the Operating Partnership, or any of the Assets owned by the Company or the Operating Partnership, if any, (ii) which has as the subject thereof any officer or director of, or any of the Assets owned or leased by, the Company or the Operating Partnership, if any, or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be

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determined adversely to the Company or the Operating Partnership, as the case may be, and (B) any such action, suit or proceeding, if so determined adversely to the Company or the Operating Partnership, would reasonably be expected to result in a Material Adverse Change to the Company or the Operating Partnership, or adversely affect the consummation of the transactions contemplated by this Agreement or the other Operative Documents. No material labor dispute with the employees of the Company or the Operating Partnership exists or, to the best of the Company's or the Operating Partnership's knowledge, is threatened or imminent.

                  (m) RIGHTS TO THE NAMES. Neither Equity Office Properties Trust, EOP Operating Limited Partnership, any of their Affiliates, nor any other person, own or possess any rights to the names "Beacon Capital Partners, Inc." or "Beacon Capital Partners, L.P." pursuant to that certain Agreement and Plan of Merger, dated as of September 15, 1997, as amended November 17, 1997, by and among Equity Office Properties Trust, EOP Operating Limited Partnership, Beacon Properties Corporation, and Beacon Properties, L.P. (the "Merger Agreement") or any other agreement, written or oral.

                  (n) ALL NECESSARY PERMITS, ETC. Except as would not result in a Material Adverse Change to the Company or the Operating Partnership, the Company and the Operating Partnership possess, and shall possess, such valid and current certificates, licenses, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses as described in the Offering Memorandum, (collectively, the "Necessary Permits") and neither the Company nor the Operating Partnership has received any notice of proceeding relating to the revocation or modification of, or non-compliance with, the Necessary Permits.

                  (o) TAX LAW COMPLIANCE. The Company and the Operating Partnership have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them.

                  (p) THE COMPANY AND OPERATING PARTNERSHIP NOT AN "INVESTMENT COMPANY." Neither the Company nor the Operating Partnership is subject to registration as an investment company within the meaning of the Investment Company Act.

                  (q) INSURANCE. Except as would not result in a Material Adverse Change to the Company or the Operating Partnership, neither the Company nor the Operating Partnership has been denied any insurance coverage which it has sought or for which it has applied and none of the foregoing entities has reason to believe that they will not be able to obtain insurance coverage from nationally recognized, financially sound

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institutions as is necessary or appropriate to conduct their business as now conducted and as proposed to be conducted.

                  (r) NO PRICE STABILIZATION OR MANIPULATION. The Company and the Operating Partnership have not taken and shall not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                  (s) NO UNLAWFUL CONTRIBUTIONS OR OTHER PAYMENTS. Neither the Company, the Operating Partnership, nor any employee or agent of the Company or the Operating Partnership has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character necessary to be disclosed in the Offering Memorandum.

                  (t) TRANSACTIONS. All material transactions have been and shall be executed in accordance with management's general or specific authorization and all transactions in excess of $100,000,000 have been and shall be approved by a majority of the Board of Directors of the Company;

                  (u) ACCOUNTING SYSTEM. The Company and the Operating Partnership maintain a system of accounting controls sufficient to provide reasonable assurances that (i) all transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (ii) access to assets is permitted only in accordance with management's general or specific authorization; and (iii) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (v) PERIODIC REVIEW OF COSTS OF ENVIRONMENTAL COMPLIANCE. In the ordinary course of their respective businesses, the Company and the Operating Partnership have and shall conduct a periodic review of the effect of Environmental Laws (as defined below) on the business, operations and the Assets of the Company and the Operating Partnership, if any, in the course of which they intend to identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of the Assets or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).

                  (w) ERISA COMPLIANCE. The Company and the Operating Partnership and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and

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the regulations and published interpretations thereunder (collectively,
"ERISA")) established or maintained by the Company or the Operating Partnership or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or the Operating Partnership, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or the Operating Partnership. Except as would not result in a Material Adverse Change to the Company or the Operating Partnership, no "reportable event" (as defined under ERISA Section 4043) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company or the Operating Partnership or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company or the Operating Partnership or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA Section 4001(a)(18)). Neither the Company, the Operating Partnership, nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company or the Operating Partnership or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

                  (x) FINDER'S FEE. Neither the Company nor the Operating Partnership is aware of any obligation on its part, or on the part of the Initial Purchaser to pay a "finder's fee" or any similar fee in connection with the consummation of the transactions contemplated by the Offering Memorandum or any Operative Document to any party.

                  (y) REIT ELECTION. The Company will be organized in conformity with the requirements for qualification as a real estate investment trust ("REIT") under the Code and its proposed method of operation, as described in the Offering Memorandum, will enable it to meet the requirements for taxation as a REIT under the Code, commencing with the Company's taxable year ending December 31, 1998. The formation of the BCP Sister Corp. the issuance of its capital stock to the shareholders of the Company and the partners of the Operating Partnership and any contractual arrangements between the Company and the BCP Sister Corp. will not preclude the Company from complying with the REIT requirements of the Code. The formation of the BCP Affiliate and the Operating Partnership's issuance of its Units to the BCP

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Affiliate will not preclude the Company from complying with the REIT requirements of the Code.

                  (z) GOVERNMENTAL COMPLIANCE. No authorization, approval or consent of any court or governmental authority or agency is required in connection with sale of the Shares, except as may be required under the state securities laws.

                  (aa) REAL PROPERTY. (a) Upon the transfer of any Assets to the Company or the Operating Partnership, as the case may be, the Company and the Operating Partnership will receive good and marketable title to all Assets in each case free and clear of all liens, encumbrances, claims, security interests and defects; (b) all liens, charges, encumbrances, claims, or restrictions, on or affecting the Assets to be purchased by the Company or the Operating Partnership are disclosed in the Offering Memorandum; (c) none of the Company or the Operating Partnership or any lessee under a lease relating to any of the Assets, if any, is in default under any of the leases relating to the Assets and neither the Company nor the Operating Partnership knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a Default under any of such leases; (d) each of the Assets, if any, is in compliance with all applicable codes and zoning laws and regulations; and (e) neither the Company nor the Operating Partnership has knowledge of any pending or threatened condemnation, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to any of the Assets, if any.

                  (ab) MORTGAGES. Immediately following the application of all of the net proceeds of the Offering in the manner set forth in the Offering Memorandum, the mortgages and deeds of trust encumbering the Assets, if any, will not be convertible into an equity ownership interest and neither the Company, the Operating Partnership, nor any Affiliate of the Company or the Operating Partnership, will hold a participating interest therein and said mortgages and deeds of trust will not be cross-defaulted or cross-collateralized with any property not owned by the Company or the Operating Partnership.

                  (ac) TITLE INSURANCE. As of the Closing Date, the Company and the Operating Partnership will have title insurance on the Assets owned or to be owned by the Company or the Operating Partnership in an amount at least equal to the greater of (a) the cost of acquisition of such Asset and (b) the cost of construction of the improvements located on such Asset.

                  (ad) ENVIRONMENTAL COMPLIANCE. Each of the Company and the Operating Partnership no knowledge of (a) the unlawful presence of any substance, material or waste which is regulated by any federal, state or local governmental or quasi-governmental authority, including, without limitation, (i) any substance,

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material or waste defined, used or listed as a "hazardous waste", "extremely hazardous waste", "restricted hazardous waste", "hazardous substance", "hazardous material", "toxic substance" or other similar terms as defined or used in any Environmental Law (as defined below), (ii) any petroleum products, asbestos, polychlorinated biphenyls, lead-based paint, flammable explosives or radioactive materials, (iii) any additional substances or materials which are now or hereafter hazardous or toxic substances under any Environmental Law relating to the Assets and (iv) as of any date of determination, any additional substances or materials which are hereafter incorporated in or added to the definitions of "hazardous materials" for purposes of any Environmental Law (collectively, "Hazardous Materials") on any of the Assets and any other property to be transferred to the Company or the Operating Partnership or of (b) any spill, release, discharge or disposal of Hazardous Materials that have occurred or are presently occurring at, from or onto any of the Assets or any other property to be transferred to the Company or the Operating Partnership or any properties near or adjacent to the Assets, which presence or occurrence would effect a Material Adverse Change on the Company or the Operating Partnership. In connection with the construction on or operation and use of the Assets or any other property to be transferred to the Company or the Operating Partnership, the Company and the Operating Partnership, represent that, as of the date of this Agreement, each of the Company and the Operating Partnership has no knowledge of any failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the use, generation, recycling, reuse, sale, storage handling, transport and disposal of any Hazardous Materials (collectively, "Environmental Laws") that would have a Material Adverse Change on the Company or the Operating Partnership.

                  (ae) COVENANT NOT TO COMPETE. Neither Mr. Alan M. Leventhal nor Mr. Lionel P. Fortin is subject to any "covenant not to compete" or similar agreements that would preclude or has as its purpose precluding Messrs. Leventhal or Fortin from performing their respective duties at or for the Company, the Operating Partnership or the BCP Sister Corp. including, without limitation any covenant not to compete detailed in the Merger Agreement, or any other agreements, written or oral.

                  (af) INVESTMENT ADVISORS ACT; EXCHANGE ACT. Neither the Company, the Operating Partnership nor the BCP Affiliate is now, or, after receipt of payment for the Shares, use of the proceeds of the offering as described in the Offering Memorandum and consummation of all related transactions, including, without limitation, all transactions contemplated by the Operative Documents, will be an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act, or an "investment advisor," as such term is defined

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in the Investment Advisors Act of 1940, as amended, or a "broker" within the meaning of Section 3(a)(4) of the Exchange Act or a "dealer" within the meaning of Section 3(a)(5) of the Exchange Act or required to be registered pursuant to
Section 15(a) of the Exchange Act.

                  (ag) PLAN ASSETS. Each of the Company and the Operating Partnership is qualified (or upon such entity's initial investment of funds other than in short-term investments pending long-term commitment, will be qualified), and will continue to be qualified, for an exemption under the Plan Assets Regulation of ERISA.

                  (ah) INFORMATION SUPPLIED BY THE COMPANY. All of the information supplied by the Company, whether written or oral (and whether included in the Offering Memorandum or otherwise), is true and accurate and complete in all material respects. In addition, except as would not result in a Material Adverse Change to the Company or the Operating Partnership, the Company has received written permission from each and every entity or person that has any right to own or possess or otherwise authorize permission respecting the information. Further, the public dissemination of such information will not constitute a Default or Debt Repayment Triggering Event under any Existing Instruments or create any liability, except in such cases where the Company has obtained written consents which states that the aggrieved party will not pursue the claim in any manner.

                  (ai) CONFLICTS OF INTEREST. The consummation of the transactions contemplated by the Offering Memorandum or the Operative Documents will not result in a conflict of interest by or among the Company, the Operating Partnership, the BCP Affiliate, the BCP Sister Corp. or any of their Affiliates which has not been (i) approved by a majority of the independent members of the Board of Directors of the Company or (ii) disclosed in the Offering Memorandum.

                  (aj) ASSETS. Other than its investment as a limited partner in the Operating Partnership, the BCP Affiliate does not and shall not have any right, title or interest in any of the Assets.

Any certificate signed by an officer of the Company on behalf of the Company or on behalf of the Company as general partner of the Operating Partnership and delivered to the Initial Purchaser or to counsel for the Initial Purchaser shall be deemed to be a representation and warranty by the Company and the Operating Partnership to the Initial Purchaser as to the matters set forth therein.

                                                  April 13, 1998

NATIONSBANC MONTGOMERY SECURITIES LLC
  As Initial Purchaser
600 Montgomery Street
San Francisco, CA  94111

         Re:      Beacon Capital Partners, Inc.
                  AMENDMENT TO PURCHASE AGREEMENT

Ladies and Gentlemen:

                  Beacon Capital Partners, Inc., a Maryland corporation (the "Company"), issued and sold to NationsBanc Montgomery Securities LLC (the "Initial Purchaser") an aggregate of 16,781,680 shares (the "Firm Shares") of its common stock, par value $.01 per share (the "Common Stock") pursuant to the terms of that certain Purchase Agreement dated March 17, 1998, by and between the Initial Purchaser, the Company and Beacon Capital Partners, L.P., a Delaware limited partnership (the "Operating Partnership"). In addition, the Company granted to the Initial Purchaser an option to purchase up to an additional 3,517,194 shares of its Common Stock (the "Option Shares" and, together with the Firm Shares, the "Shares"). Capitalized terms used herein without definition have the meanings given such terms in the Purchase Agreement.

                  The Company and the Operating Partnership wish to amend the Purchase Agreement with the Initial Purchaser to increase the number of Option Shares by 95,969 shares of Common Stock and, accordingly, the Company, the Operating Partnership and the Initial Purchaser hereby amend the Purchase Agreement to provide that all references therein to 3,517,194 Option Shares shall now refer to 3,613,163 Option Shares. The Purchase Agreement is otherwise unmodified and in full force and effect as executed on or about March 17, 1998.

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                             Very truly yours,

                                    "COMPANY"

                                    BEACON CAPITAL PARTNERS, INC.,
                                    a Maryland corporation

                                    By: /s/ Lionel P. Fortin
                                       ---------------------------------------
                                             Name:  Mr. Lionel P. Fortin
                                             Title:  President

                                    "OPERATING PARTNERSHIP"

                                    BEACON CAPITAL PARTNERS, L.P., a
                                    Delaware limited partnership

                                    By Beacon Capital Partners, Inc., its
                                    General Partner

                                    By: /s/ Lionel P. Fortin
                                       ---------------------------------------
                                             Name:  Mr. Lionel P. Fortin
                                             Title:  President

                  The foregoing First Amendment to the Purchase Agreement is hereby confirmed and accepted by the Initial Purchaser in San Francisco, California as of the date first above written.

"INITIAL PURCHASER"

NATIONSBANC MONTGOMERY SECURITIES LLC

By:
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         Name:
              ---------------------------
         Title:
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